                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in Amendment No. 1 to the registration statement of Protection One Acquisition Holding Corporation on Form S-4 of our report dated February 9, 1998 on our audits of the consolidated financial statements of Lifeline Systems, Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which report is incorporated from the Annual Report of Lifeline Systems, Inc., on Form 10-K for the year ended December 31, 1997. We also consent to the reference to our firm under the caption "Independent Auditors".


                                            /s/  PricewaterhouseCoopers LLP


Boston, Massachusetts
February 12, 1998